                                                                  Exhibit 3.3(b)


                                    BYLAWS
                                    ------

                                      OF
                                      --

                            BOWIE RESOURCES LIMITED
                            -----------------------

                           (a Colorado Corporation)

                                   ARTICLE I
                                   ---------

                                    Offices
                                    -------

      1.  Business Offices.  The Corporation may have one or more offices at
          ----------------
such place or places within or without the State of Colorado as the Board of Directors may from time to time determine or as the business of the Corporation may require.

      2.  Principal Office.  The initial principal office of the Corporation
          ----------------
shall be as set forth in the Articles of Incorporation. The Board of Directors, from time to time, may change the principal office of the Corporation.

      3.  Registered Office.  The registered office of the Corporation shall be
          -----------------
as set forth in the Articles of Incorporation, unless changed as provided by the provisions of the Colorado Business Corporation Act, as it may be amended from time to time (the "Act").

                                  ARTICLE II
                                  ----------

                            Shareholders' Meetings
                            ----------------------

      1.  Annual Meetings.  The annual meetings of shareholders for the election
          ---------------
of directors to succeed those whose terms expire and for the transaction of such other business as may come before the meeting shall be held each year of the first Tuesday in November at 10:00 a.m., local time at the place of the meeting fixed by the Board of Directors, or, if not so fixed, the principal office designated in the Articles of Incorporation, or at such other time to be fixed each year by the Board of Directors not less than 20 days prior to such meeting. If the day so fixed for such annual meeting shall be a legal holiday at the place of the meeting, then such meeting shall be held on the next succeeding business day at the same hour.

      2.  Special Meetings.  Special meetings of shareholders for any purpose or
          ----------------
purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called at any time by the President or by the Board of Directors and shall be called by the President or the Secretary upon the request (which shall state the purpose or purposes therefor) of a majority of the Board of Directors or of the holders of shares representing not less than ten percent of all votes entitled to be cast on any issue proposed to be considered at the meeting. The record date for determining the shareholders entitled to demand a special meeting is the date of the earliest of any of the demands pursuant to which the meeting is called, or the date that is 60 days before the date the first of which demands is received, whichever is later. Business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice.

      3.  Place of Special Meetings.  Special meetings of shareholders shall be
          -------------------------
held at such place or places, within or without the State of Colorado, as may be determined by the Board of Directors and designated in the notice of the meeting, or, if no place is so determined and designated in the notice, the place of the shareholders' meetings shall be the principal office of the Corporation.

      4.  Notice of Meetings.  Not less than 10 nor more than 60 days prior to
          ------------------
each annual or special meeting of shareholders, written notice of the meeting shall be personally delivered to, or deposited in the United States mail, postage prepaid and directed to, each shareholder entitled to vote at such meeting; provided, however, that if the authorized shares of the Corporation are proposed to be increased, at least 30 days' notice in like manner shall be given; and provided, further, that if other or different notice is required by the Act (as in the case of the sale, lease or exchange of the Corporation's assets other than in the usual and regular course of business, or the merger, consolidation or dissolution of the Corporation) the provisions of the Act shall govern. Notice to a shareholder of record, if mailed, shall be deemed delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at the address of such shareholder appearing in the stock transfer books of the Corporation. If three successive letters mailed to the last known address of any shareholder of record are returned as undeliverable, no further notices to such shareholder shall be necessary until another address for such shareholder is made known to the Corporation. The notice of any meeting shall state the place, day and hour of the meeting. The notice of a special meeting shall, in addition, stat the meeting's purposes.

      5.  Shareholders' List.  A complete record of the shareholders entitled to
          ------------------
vote at such meeting (or an adjourned meeting described in Section 9 of this Article II) arranged by voting groups and, within each voting group, in alphabetical order, showing the address of each shareholder and the number of shares registered in the name of each, shall be prepared by the officer or agent of the Corporation who has charge of the stock transfer books of the Corporation. The shareholders' list shall be available for inspection by any shareholder beginning on the earlier of ten days before the meeting or two days after notice is given and continuing through the meeting and any adjournment thereof, subject to the requirements of Article 116 of the Act. Such record shall also be produced and kept at the time and place of the meeting during the whole time thereof and subject to inspection for any purpose germane to the meeting by any shareholder who may be present.

      6.  Organization.  The President or, in the President's absence, any Vice
          ------------
President shall call meetings of shareholders to order and act as chairperson of such meetings. In the absence of said officers, any shareholder entitled to vote at the meeting, or any proxy of any such shareholder, may call the meeting to order and a chair person shall be elected by a majority of the shareholders present and entitled to vote at the meeting. The Secretary or any Assistant Secretary of the Corporation or any person appointed by the chairperson may act as secretary of such meetings.

      7.  Agenda and Procedure.  The Board of Directors shall have the
          --------------------
responsibility of establishing an agenda for each meeting of shareholders, subject to the rights of shareholders to raise matters for consideration which may otherwise properly be brought before the meeting although not included within the agenda. The chairperson shall be charged with the orderly conduct of all meetings of shareholders.

      8.  Quorum.  Shares entitled to vote as a separate voting group may take
          ------
action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. In the absence of a quorum at any shareholder's meeting, a majority of the shareholders present in person or represented by proxy and entitled to vote at the meeting may adjourn the meeting from time to time for a period not to exceed 120 days from the original date of the meeting without further notice (except as provided in Section 9 of this Article II) until a quorum shall be present or represented.

      9.  Adjournment.  When a meeting is for any reason adjourned to another
          -----------
time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.
At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 120 days from the date of the original meeting, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

      10. Voting.
          ------

          (a) Except as provided in the Articles of Incorporation, at every meeting of shareholders, or with respect to corporate action which may be taken without a meeting, every shareholder shall be entitled to one vote for each share of stock having voting power held of record by such shareholder on the record date designated therefor pursuant to Section 3 of Article XI of these Bylaws (or the record date established pursuant to statute in the absence of such designation); provided, however, that the cumulative system of voting for the election of directors is not allowed.

          (b) a shareholder may vote the shareholder's shares in person or by proxy. a person may appoint a proxy in person or through an attorney-in-fact and such appointment may transmitted by telegram, teletype, or other written statement of the appointment permitted by the Act. The appointment is effective for eleven months unless a different period is expressly provided in the appointment form. An appointment shall be revocable unless coupled with an interest including the appointment of any of the following: (1) a pledgee; (2) a person who purchased or agreed to purchase the shares; (3) a creditor of the Corporation who extended credit to the Corporation under terms requiring the appointment; (4) an employee of the Corporation whose employment contract requires the appointment; or (5) a party to a voting trust agreement.

          (c) The voting rights of fiduciaries, beneficiaries, pledgers, pledgees and joint, common and other multiple owners of shares of stock shall be as provided from time to time by the Act and any other applicable law.

          (d) Shares of the Corporation held of record by another corporation may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

          (e) When a quorum is present at any meeting of shareholders, a majority of the votes entitled to be cast on the matter by the voting group shall constitute a quorum of that voting group for action on the matter, unless the question is one upon which by express provision of a statute, or the Articles of Incorporation, or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision on such question.

     11.  Inspectors.  The chairperson of the meeting may at any time appoint
          ----------
two or more inspectors to serve at a meeting of the shareholders. Such inspectors shall decide upon the qualifications of voters, including the validity of proxies, accept and count the votes for and against the questions presented, report the results of such votes, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for an against the questions presented. The voting inspectors need not be shareholders of the Corporation, and any director or officer of the Corporation may be an inspector on any question other than a vote for or against such director's or officer's election to any position with the Corporation or on any other question in which such officer or director may be directly interested.

     12.  Meeting by Telecommunication.  If and only if permitted by the Board
          ----------------------------
of Directors, any or all of the shareholders may participate in an annual or special shareholders' meeting by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting may hear each other during the meeting. If the board of Directors determines to allow shareholders to participate in a shareholders' meeting by telecommunication, the

Board shall establish the terms and conditions under which shareholders may participate by such means and cause the notice of the meeting to contain such terms and conditions. Only shareholders who comply with the terms and conditions indicated in such notice shall be entitled to so participate by telecommunications in the shareholders' meeting. A shareholder participating in a meeting by telecommunications in compliance with the terms and conditions established by the Board of Directors is deemed to be present in person at the meeting.

                                  ARTICLE III
                                 ------------

                              Board of Directors

     1.   Election and Tenure.   The business and affairs of the Corporation
          -------------------
shall be managed by a Board of Directors who shall be elected at the annual meetings of shareholders or special meetings called for that purpose. In an election of directors, that number of candidates equaling the number of directors to be elected having the highest number of votes cast in favor of their election shall be elected to the Board of Directors. Each director shall be elected to serve and to hold office until the next succeeding annual meeting and until such director's successor shall be elected and shall qualify, or until such director's earlier death, resignation or removal.

     2.   Number of Qualifications.  The initial Board of Directors shall
          ------------------------
consist of one member. The number of directors may be increased or decreased from time to time any may be increased or decreased by resolution adopted by the Board of Directors, but no decrease shall have the effect of shortening the term of any director. Directors must be natural persons at least eighteen years of age but need not be shareholders or residents of the State of Colorado.

     3.   Annual Meetings.    As soon as practicable after each annual election
          ---------------
of directors, the Board of Directors shall meet for the purpose of organization, election of officers and the transaction of any other business.

     4.   Regular Meetings.   Regular meetings of the Board of Directors shall
          ----------------
be held at such time or times as may be determined by the Board of Directors and specified in the notice of such meetings.

     5.   Special Meetings.   Special meetings of the Board of Directors may be
          ----------------
called by the President and shall be called by the President or the Secretary on the written request of any two directors.

     6.   Place of Meetings.  Any meeting of the Board of Directors may be held
          -----------------
at such place or places either within or without the State of Colorado as shall from time to time be determined by the Board of Directors and as shall be designated in the notice of the meeting.

     7.   Notice of Meetings. Notice of each meeting of directors, whether
          ------------------
annual, regular or special, shall be given to each director. If such notice is given either (a) by personally delivering written notice to a director or (b) by personally telephoning such director, it shall be so given at least two days prior to the meeting. If such notice is given either (1) by depositing a written notice in the United States mail, postage prepaid, or (2) by facsimile transmission, in all cases directed to such director at that person's residence or place of business, it shall be so given at least four days prior to the meeting. The notice shall state the place, date and hour thereof, but need not, unless otherwise required by the Act, state the purposes of the meeting.

     8.   Quorum.   A majority of the number of directors fixed by or in
          ------
accordance with Section 2 of this Article III shall constitute a quorum at all meetings of the Board of Directors, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, other than announcement at the meeting, until a quorum shall be present.

     9.   Organization, Agenda and Procedure.  The President, or in the
          ----------------------------------
President's absence, any director chosen by a majority of the directors present, shall act as chairperson of the meetings of the Board of Directors. The Secretary, any Assistant Secretary, or any other person appointed by the chairperson shall act as secretary of each meeting of the Board of Directors. The agenda of the procedure for such meetings shall be as determined by the Board of Directors.

     10.  Resignation.   Any director of the Corporation may resign at any time
          -----------
by giving written resignation notice to the Board of Directors, the President, any Vice President or the Secretary of the Corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective, unless it so provides. A director who resigns may deliver to the Secretary of State for filing a statement to that effect.

     11.  Removal.  Except as otherwise provided in the Articles of
          -------
Incorporation or in these Bylaws, any director may be removed, either with or without cause, at any time, by the affirmative vote of the holders of a majority of the issued and outstanding shares of stock entitled to vote for the election of directors of the Corporation at a special meeting of the shareholders called and held for such purpose; provided, however, that if less than the entire Board of Directors is to be removed, and if cumulative voting of shares in the election of directors is allowed, a director may not be removed if the votes cast against such director's removal would be sufficient to elect such director if such votes were cumulatively voted for such director at an election of the entire Board of Directors. A vacancy in the Board of Directors caused by any such removal may be filled by the Corporation's shareholders at such meeting or, if the shareholders at such meeting shall fail to fill such vacancy, by the Board of Directors as provided in Section 12 of this Article III.

     12.  Vacancies.  Except as provided in Section 11 of this Article III, any
          ---------
vacancy occurring for any reason in the Board of Directors may be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum of the Board of Directors or by an election by the shareholders. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election of the shareholders. A director elected to fill a vacancy shall be elected for the unexpired term of such director's predecessor in office and shall hold office until the expiration of such term and until a successor shall be elected and shall qualify or until such director's earlier death, resignation or removal. A director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of shareholders and until a successor shall be elected and shall qualify, or until such director's earlier death, resignation or removal. If the vacant directorship was held by a director elected by a voting group of shareholders and one or more of the remaining directors were elected by the same voting group, only such directors are entitled to vote to fill the vacancy if it is filled by directors, and they may do so by the affirmative vote of a majority of such directors remaining in office; the vacancy shall be filled by the vote of the holders of shares of that voting group that is entitled to fill such vacancy if it is filled by the shareholders.

     13.  Executive and Other Committees.  The Board of Directors, by resolution
          ------------------------------
adopted by a majority of the number of directors fixed by or in accordance with
Section 2 of this Article III, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in the resolution and except as otherwise prescribed by statute, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation. Rules governing the procedures for meetings of executive or other committees shall be as established by the Board of Directors or by such
committee.   Notwithstanding the foregoing,
no committee shall: (a) authorize distributions; (b) approve or propose to shareholders action that the Act requires to be approved by shareholders; (c) fill vacancies on the board of directors or on any of its committees; (d) amend the Articles of Incorporation; (e) adopt, amend, or repeal these Bylaws; (f) approve a plan of merger not requiring shareholder approval; (g) authorize or approve acquisition of shares, except according to a formula or method prescribed by the Board of Directors; or (h) authorize or approve the issuance or sale of shares, or a contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares; except that the Board of Directors may authorize a committee or an officer to do so within limits specifically prescribed by the Board of Directors.

     14.  Compensation of Directors.  Each director may be allowed such amount
          -------------------------
per annum or such fixed sum for attendance at meetings of the Board of Directors, executive or other committee, as may be from time to time fixed by resolution of the Board of Directors, together with reimbursement for the reasonable and necessary expenses incurred by such director in connection with the performance of such director's duties. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

                                  ARTICLE IV
                                  ----------

           Waiver of Notice by Shareholders and Directors and Action
           ---------------------------------------------------------

                   of Shareholders and Directors by Consent
                   ----------------------------------------

     1.   Waiver of Notice.  A shareholder may waive any notice required by the
          ----------------
Act or by the Articles of Incorporation or these Bylaws, and a director may waive any notice of a directors meeting, whether before or after the date or time stated in the notice as the date or time when any action will occur or has occurred. The waiver shall be in writing, be signed by the shareholder or director entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver. Attendance of a shareholder or the attendance or participation by a director at a meeting waives objection to lack of required notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting, or the director, at the beginning of the meeting or promptly upon his or her later arrival, objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and, in the case of a director, does not thereafter vote for or assent to action taken at the meeting, and waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, or of a matter without special notice required by the Act, the Articles of Incorporation, or these Bylaws, unless the shareholder or director objects to considering the matter when it is presented and, in the case of a director, does not thereafter vote for or assent to action taken at the meeting with respect to such purpose.

     2.   Action Without a Meeting.  Unless the Articles of Incorporation
          ------------------------
require that such action be taken at a shareholders' meeting, any action required or required to be taken at a meeting of the shareholders, directors or members of an executive or other committee may be taken without a meeting if all shareholders entitled to vote with respect to the subject matter, or all directors or all members of an executive or other committee, as the case may be, give written consent to the specific action taken. The record date for determining shareholders entitled to take action without a meeting is the date upon which a writing upon which the action is to be taken is first received by the Corporation. Action taken without a meeting shall be effective: in the case of an action of shareholders, as of the date the last writing necessary to effect the action is received by the Corporation unless all writings necessary to effect the action specify a later date, in which case the later date shall be the date of the action; in the case of other actions, action is taken when the last director signs a writing describing the action taken unless before such time the Secretary has received a written revocation of the consent of any other director, and any action so taken shall be effective at the time taken unless the directors specify a different effective date.

     3.   Meetings by Telephone.  One or more members of the Board of Directors
          ---------------------
or any committee designated by the Board of Directors may hold or participate in a meeting of the Board of Directors or such committee through the use of any means of communication by which all persons participating can hear each other at the same time.

                                   ARTICLE V
                                   ---------

                                   Officers
                                   --------

     1.   Election and Tenure.  The officers of the Corporation shall consist of
          -------------------
a President, a Secretary and Treasurer, each of whom shall be appointed annually by the Board of Directors. The Board of Directors may also designate and appoint such other officers and assistant officers as may be deemed necessary. The Board of Directors may delegate to any such officer the power to appoint or remove subordinate officers, agents or employees. Any two or more offices may be held by the same person. Each officer so appointed shall continue in office until a successor shall be appointed and shall qualify, or until the officer's earlier death, resignation or removal. Each officer shall be a natural person who is eighteen years of age or older.

     2.   Resignation, Removal and Vacancies.  Any officer may resign at any
          ----------------------------------
time by giving written notice of resignation to the Board of Directors or the President. Such resignation shall take effect when the notice is received by the Corporation unless the notice specifies a later date, and acceptance of the resignation shall not be necessary to render such resignation effective. Any officer may at any time be removed by the affirmative vote of a majority of the number of directors fixed by or in accordance with Section 2 of Article III of these Bylaws, or by an executive committee of the Board of Directors. If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors. An officer appointed to fill a vacancy shall be appointed for the unexpired term of such officer's predecessor in office and shall continue in office until a successor shall be elected or appointed and shall qualify, or until such officer's earlier death, resignation or removal. The appointment of an officer shall not itself create contract rights in favor of the officer, and the removal of an officer does not affect the officer's contract rights, if any, with the Corporation and the resignation of an officer does not affect the Corporation's contract rights, if any, with the officer.

     3.   President.  The President shall be the chief executive officer of the
          ---------
Corporation. The President shall preside at meetings of the shareholders; shall have general and active management of the business of the Corporation; shall see that all orders and resolutions of the Board of Directors are carried into effect; and shall perform all duties as may from time to time be assigned by the Board of Directors.

     4.   Vice Presidents.  The Vice Presidents, if any, shall perform such
          ---------------
duties and possess such powers as from time to time may be assigned to them by the Board of Directors or the President. In the absence of the President or in the event of the inability or refusal of the President to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of the election or appointment of the Vice Presidents) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President.

     5.   Secretary.  The Secretary shall perform such duties and shall have
          ---------
such powers as may from time to time be assigned by the Board of Directors or the President. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of Secretary including, without limitation, the duty and power to give notice of all meetings of shareholders and the Board of Directors, the preparation and maintenance of minutes of the directors' and shareholders' meetings and other records and information required to be kept by the Corporation under Article XI and for authenticating records of the Corporation, and to be custodian of the corporate seal and to affix and attest to the same on documents, the execution of which on behalf of the Corporation is authorized by these Bylaws or by the action of the Board of Directors.

     6.   Treasurer.  The Treasurer shall perform such duties and shall have
          ---------
such powers as may from time to time be assigned by the Board of Directors or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of Treasurer including, without limitation, the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board of Directors, making proper accounts thereof, and to render as required by the Board of Directors statements of all such transactions as Treasurer and of the financial condition of the Corporation.

     7.   Assistant Secretaries and Assistant Treasurers.  The Assistant
          ----------------------------------------------
Secretaries and Assistant Treasurers, if any, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors. In the absence, inability or refusal to act of the Secretary or the Treasurer, the Assistant Secretaries or Assistant Treasurers, respectively, in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election or appointment, shall perform the duties and exercise the powers of the Secretary or Treasurer, as the case may be.

     8.   Bond of Officers.  The Board of Directors may require any officer to
          ----------------
give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for such terms and conditions as the Board of Directors may specify, including without limitation for the faithful performance of such officer's duties and for the restoration to the Corporation of any property belonging to the Corporation in such officer's possession or under the control of such officer.

     9.   Salaries.  Officers of the Corporation shall be entitled to such
          --------
salaries, emoluments, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

                                  ARTICLE VI
                                  -----------

                                Indemnification
                                ---------------

     1.   Indemnification.  To the extent permitted or required by the Act and
          ---------------
any other applicable law, if any director or officer of the Corporation is made a party to or is involved in any proceeding because such person is or was a director or officer of the Corporation, the Corporation shall (a) indemnify such person from and against any liability, including but not limited to expenses of investigation and preparation, expenses in connection with appearance as a witness and fees and disbursements of counsel, accountants or other experts, incurred by such person in such proceeding, and (b) advance to such person expenses incurred in such proceeding. The Corporation may in its discretion, but is not obligated in any way to, indemnify and advance expenses to an employee or agent of the Corporation to the same extent as to a director or officer, and the Corporation may indemnify an employee, fiduciary, or agent of the Corporation to a greater extent than expressly permitted herein for officers and directors, provided such indemnification is not in violation of public policy.

     2.   Provisions Not Exclusive.  The foregoing provisions for
          ------------------------
indemnification and advancement of expenses are not exclusive, and the Corporation may at its discretion provide for indemnification or advancement of expenses in a resolution of its shareholders or directors, in a contract or in its Articles of Incorporation.

     3.   Effect of Modification of Act.  Any repeal or modification of the
          -----------------------------
foregoing provisions of this Article for indemnification or advancement of expenses shall not affect adversely any right or protection stated in such provisions with respect to any act or omission occurring prior to the time of such repeal or modification. If any provision of this Article or any part thereof shall be held to be prohibited by or invalid under applicable law, such provision or part thereof shall be deemed amended to accomplish the objectives of the provision or part thereof as originally written to the fullest extent permitted by law and all other provisions or parts shall remain in full force and effect.

     4.   Definitions.  As used in this Article, the following terms have the
          -----------
following meanings:

          (a)  Act.  When used with reference to an act or omission occurring
               ---
prior to the effectiveness if any amendment to the Act after the effectiveness of the adoption of this Article, the term "Act" shall include such amendment only to the extent that the amendment permits a Corporation to provide broader indemnification rights than the Act permitted prior to the amendment.

          (b)  Corporation.  The term "Corporation" includes any domestic or
               -----------
foreign entity that is a predecessor of the Corporation by reason of a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

          (c)  Director or Officer.  A "director" or "officer" is an individual
               -------------------
who is or was a director or officer of the Corporation or an individual who, while a director or officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan. A director of officer is considered to be serving an employee benefit plan at the Corporation's request if his or her duties to the Corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan. The terms "director" or "officer" include, unless the context requires otherwise, the estate or personal representative of a director, or officer, as applicable.

          (d)  Liability.  The term "liability" means the obligation incurred
               ---------
with respect to a proceeding to pay a judgment, settlement, penalty, fine (including any excise tax assessed with respect to an employee benefit plan), or reasonable expenses.

          (e)  Proceeding.  The term "proceeding" means any threatened, pending
               ----------
or completed action, suit, or proceeding whether civil, criminal, administrative or investigative, and whether formal or informal.

     5.   Insurance.  The Corporation may purchase and maintain insurance on
          ---------
behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Corporation, or who, while a director, officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the Corporation would have power to indemnify the person against the same liability under the Act. Any such insurance may be procured from any insurance company designated by the Board of Directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Corporation has an equity or any other interest through stock ownership or otherwise.

     6.   Expenses as a Witness.  The Corporation may pay or reimburse expenses
          ---------------------
incurred by a director, officer, employee, fiduciary, or agent in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

     7.   Notice to Shareholders.  If the Corporation indemnifies or advances
          ----------------------
expenses to a director under this Article in connection with a proceeding by or in the right of the Corporation, the Corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the Board of Directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

                                  ARTICLE VII
                                 ------------

           Execution of Instruments; Loans; Checks and Endorsements;
           ---------------------------------------------------------
                               Deposits; Proxies
                               -----------------

     1.   Execution of Instruments.  The President or Vice President shall have
          ------------------------
the power to execute and deliver on behalf of and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation, except as otherwise provided in these Bylaws or when the execution and delivery of the instrument shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Unless authorized to do so by these Bylaws or by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

     2.   Borrowing.  No loan shall be contracted on behalf of the Corporation,
          ---------
and no evidence of indebtedness shall be issued, endorsed or accepted in its name, unless authorized by the Board of

Directors or a committee designated by the Board of Directors so to act. Such authority may be general or confined to specific instances. When so authorized, an officer may (a) effect loans at any time for the Corporation from any bank or other entity and for such loans may execute and deliver promissory notes or other evidences of indebtedness of the Corporation; and (b) mortgage, pledge or otherwise encumber any real or personal property, or any interest therein, owned or held by the Corporation as security for the payment of any loans or obligation of this Corporation, and to that end may execute and deliver for the Corporation such instruments as may be necessary or proper in connection with such transaction.

     3.   Loans to Directors, Officers and Employees.  The Corporation may lend
          ------------------------------------------
money to, guarantee the obligations of and otherwise assist directors, officers and employees of the Corporation, or directors of another corporation of which the Corporation owns a majority of the voting stock, only upon compliance with the requirements of the Act.

     4.   Checks and Endorsements.  All checks, drafts or other orders for the
          -----------------------
payment of money, obligations, notes or other evidences of indebtedness, bills of lading, warehouse receipts, trade acceptances and other such instruments shall be signed or endorsed for the Corporation by such officers or agents of the Corporation as shall from time to time be determined by resolution of the Board of Directors, which resolution may provide for the use of facsimile signatures.

     5.   Deposits.  All funds of the Corporation not otherwise employed shall
          --------
be deposited from time to time to the Corporation's credit in such banks or other depositories as shall from time to time be determined by resolution of the Board of Directors, which resolution may specify the officers or agents of the Corporation who shall have the power, and the manner in which such power shall be exercised, to make such deposits and to endorse, assign and deliver for collection and deposit checks, drafts and other orders for the payment of money payable to the Corporation or its order.

     6.   Proxies.  Unless otherwise provided by resolution adopted by the Board
          -------
of Directors, the President or any Vice President: (a) may from time to time appoint one or more agents of the Corporation, in the name and on behalf of the Corporation, (i) to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association or other entity whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, association or other entity; (b) may instruct the person so appointed as to the manner of casting such votes or giving such consent; and (c) may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as may be deemed necessary or proper.

                                 ARTICLE VIII
                                 -------------

                                Shares of Stock
                                ---------------

     1.   Certificates of Stock.  The shares of the Corporation may but need not
          ---------------------
be represented by certificates. Unless the Act or another law expressly provides otherwise, the fact that the shares are not represented by certificates shall have no effect on the rights and obligations of the shareholders. If the shares are represented by certificates, such certificates shall be designated by the Board of Directors; provided, however, that where such certificate is signed or countersigned by a transfer agent or registrar (both of which may be the Corporation itself or any employee of the Corporation) the signatures of such officers of the Corporation may be in facsimile form. In case any officer of the Corporation who shall have signed, or whose facsimile signature shall have been placed on, any certificate shall cease for any reason to be such officer before such certificate shall have been issued or delivered by the Corporation, such certificate may nevertheless be issued and delivered by the Corporation as though the person who signed such certificate, or whose facsimile signature shall have been placed thereon, had not ceased to be such officer of the Corporation. Every certificate representing shares issued by the Corporation shall state the number of shares owned by the holder in the Corporation, shall designate the class of stock to which such shares belong, and shall otherwise be in such form as is required by law and as the Board of Directors shall prescribe.

     2.   Shares Without Certificates.  The Board of Directors may authorize the
          ---------------------------
issuance of any class or series of shares of the Corporation without certificates. Such authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation. Within a reasonable time following the issue or transfer of shares without certificates, the Corporation shall send the shareholder a complete written statement of the information required on certificates by the Act.

     3.   Record.  A record shall be kept of the name of each person or entity
          ------
holding the stock represented by each certificate for shares of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation. The person or other entity in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof, and thus a holder of record of such shares of stock, for all purposes as regards the Corporation.

     4.   Transfer of Stock.  Transfers of shares of the stock of the
          -----------------
Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by such registered holder's attorney thereunto authorized, and on the surrender of the certificate or certificates for such shares properly endorsed.

     5.   Transfer Agents and Registrars; Regulations.  The Board of Directors
          -------------------------------------------
may appoint one or more transfer agents or registrars with respect to shares of the stock of the Corporation. The Board of Directors may make such rules and regulations as it may deem expedient and as are not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.

     6.   Lost, Destroyed or Mutilated Certificates.  In case of the alleged
          -----------------------------------------
loss, destruction or mutilation of a certificate representing stock of the Corporation, a new certificate may be issued in place thereof, in such manner and upon such terms and conditions as the Board of Directors may prescribe, and shall be issued in such situations as required by the Act.

                                  ARTICLE IX
                                  -----------

                                Corporate Seal
                                --------------

     The corporate seal shall be in the form approved by resolution of the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. The impression of the seal may be made and attested by either the Secretary or any Assistant Secretary for the authentication of contracts or other papers requiring the seal.

                                   ARTICLE X
                                  ----------

                                  Fiscal Year
                                  -----------
     The fiscal year of the Corporation shall be the year established by the Board of Directors.

                                  ARTICLE XI
                                  -----------

                          Corporate Books and Records
                          ---------------------------

     1.   Corporate Books.  The books and records of the Corporation may be kept
          ---------------
within or without the State of Colorado at such place or places as may be from time to time designated by the Board of Directors.

     2.   Addresses of Shareholders.  Each shareholder shall furnish to the
          -------------------------
Secretary of the Corporation or the Corporation's transfer agent an address to which notices from the Corporation, including notices of meetings, may be directed and if any shareholder shall fail so to designate such an address, it shall be sufficient for any such notice to be directed to such shareholder at such shareholder's address last known to the Secretary or transfer agent.

     3.   Fixing Record Date.  The Board of Directors may fix in advance a date
          ------------------
as a record date for the determination of the shareholders entitled to a notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent (or dissent) to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than 50 nor less than 10 days before the date of such meeting, nor more than 10 days prior to any other action to which the same relates. Only such shareholders as shall be shareholders of record on the date so fixed shall be so entitled with respect to the matter to which the same relates. If the Board of Directors shall not fix a record date as above provided, and if the Board of Directors shall not for such purpose close the transfer books as provided by statute, then the record date shall be established by statute in such cases made and provided.

     4.   Inspection of Books and Records.  Any person who has been a holder of
          -------------------------------
record of shares of the Corporation (or of voting trust certificates representing such shares) for at least three months immediately preceding such holder's demand or who is the holder of record of, or the holder of record of voting trust certificates representing, at least five percent of all outstanding shares of the Corporation, has the right, upon written demand stating the purpose thereof, to examine, in person or by agent or attorney, at any reasonable time and for any proper purpose, the Corporation's books and records of account, minutes and record of holders of shares (and of voting trust certificates therefor) and to make extracts therefrom.

     5.   Distribution of Financial Statements.  Upon the written request of any
          ------------------------------------
shareholder of the Corporation, the Corporation shall mail to such shareholder its last annual and most recently published financial statement.

     6.   Audits of Books and Accounts.  The Corporation's books and accounts
          ----------------------------
shall be audited at such times and by such auditors as shall be specified and designated by resolution of the Board of Directors.

                                  ARTICLE XII
                                 ------------

                         Emergency Bylaws and Actions
                         ----------------------------

     Subject to repeal or change by action of the shareholders, the Board of Directors may adopt emergency by laws and exercise other powers in accordance with and pursuant to the provisions of the Act.

                                 ARTICLE XIII
                                 -------------

                                  Amendments
                                  ----------

     Unless the Articles of Incorporation or a particular Bylaw reserves the right to amend by the Bylaw to the shareholder, and subject to repeal or change by action of the shareholders, the power to alter, amend or repeal these Bylaws or adopt new bylaws shall be vested in the Board of Directors. The shareholders may also amend or repeal these Bylaws or adopt new Bylaws.

                                    BYLAWS

                                      OF

                            BOWIE RESOURCES LIMITED

                           (A Colorado Corporation)


                       Effective as of November 4, 1994

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
ARTICLE I      Offices....................................................   1
     1.        Business Offices...........................................   1
     2.        Principal Office...........................................   1
     3.        Registered Office..........................................   1

ARTICLE II     Shareholders' Meetings.....................................   1
     1.        Annual Meetings............................................   1
     2.        Special Meetings...........................................   2
     3.        Place of Special Meetings..................................   2
     4.        Notice of Meetings.........................................   2
     5.        Shareholders' List.........................................   3
     6.        Organization...............................................   3
     7.        Agenda and Procedure.......................................   4
     8.        Quorum.....................................................   4
     9.        Adjournment................................................   4
     10.       Voting.....................................................   4
     11.       Inspectors.................................................   6
     12.       Meeting by Telecommunication...............................   6

ARTICLE III    Board of Directors.........................................   7
     1.        Election and Tenure........................................   7
     2.        Number of Qualifications...................................   7
     3.        Annual Meetings............................................   7
     4.        Regular Meetings...........................................   7
     5.        Special Meetings...........................................   8
     6.        Place of Meetings..........................................   8
     7.        Notice of Meetings.........................................   8
     8.        Quorum.....................................................   8
     9.        Organization, Agenda and Procedure.........................   8
     10.       Resignation................................................   9
     11.       Removal....................................................   9
     12.       Vacancies..................................................   9
     13.       Executive and Other Committees.............................  10
     14.       Compensation of Directors..................................  11

ARTICLE IV     Waiver of Notice by Shareholders and Directors and Action
               of Shareholders and Directors by Consent...................  11
     1.        Waiver of Notice...........................................  11
     2.        Action Without a Meeting...................................  12
     3.        Meetings by Telephone......................................  13

ARTICLE V      Officers...................................................  13
     1.        Election and Tenure........................................  13
     2.        Resignation, Removal and Vacancies.........................  13
     3.        President..................................................  14
     4.        Vice Presidents............................................  14
     5.        Secretary..................................................  14
     6.        Treasurer..................................................  15
     7.        Assistant Secretaries and Assistant Treasurers.............  15
     8.        Bond of Officers...........................................  15
     9.        Salaries...................................................  16

ARTICLE VI     Indemnification............................................  16
     1.        Indemnification............................................  16
     2.        Provisions Not Exclusive...................................  16
     3.        Effect of Modification of Act..............................  17
     4.        Definitions................................................  17
     5.        Insurance..................................................  18
     6.        Expenses as a Witness......................................  18
     7.        Notice to Shareholders.....................................  19

ARTICLE VII    Execution of Instruments; Loans; Checks and Endorsements;
               Deposits; Proxies..........................................  19
     1.        Execution of Instruments...................................  19
     2.        Borrowing..................................................  19
     3.        Loans to Directors, Officers and Employees.................  20
     4.        Checks and Endorsements....................................  20
     5.        Deposits...................................................  20
     6.        Proxies....................................................  21

ARTICLE VIII   Shares of Stock............................................  21
     1.        Certificates of Stock......................................  21
     2.        Shares Without Certificates................................  22
     3.        Record.....................................................  22
     4.        Transfer of Stock..........................................  22
     5.        Transfer Agents and Registrars; Regulations................  22
     6.        Lost, Destroyed or Mutilated Certificates..................  23

ARTICLE IX     Corporate Seal.............................................  23

ARTICLE X      Fiscal Year................................................  23

ARTICLE XI     Corporate Books and Records................................  23

     1.        Corporate Books............................................  23
     2.        Addresses of Shareholders..................................  23
     3.        Fixing Record Date.........................................  24

     4.        Inspection of Books and Records............................  24
     5.        Distribution of Financial Statements.......................  25
     6.        Audits of Books and Accounts...............................  25

ARTICLE XII    Emergency Bylaws and Actions...............................  25

ARTICLE XIII   Amendments.................................................  25